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                                                                   Exhibit 10.16






July 18, 2000

Mr. Robert J. Bennett
101 Marvelle Road
Fayetteville, New York  13066

Dear Mr. Bennett:

This letter agreement ("Letter Agreement") sets forth the terms and conditions upon which you are resigning as Chairman of M&T Bank Corporation ("M&T") and Vice Chairman of Manufacturers and Traders Trust Company ("M&T Bank"), effective July 18, 2000. It also constitutes an amendment and supplement to the Employment Agreement between you and M&T, dated as of April 1, 1998 (the "Employment Agreement").

         1. RETIREMENT; CONTINUED SERVICE ON BOARDS. Upon execution of this Letter Agreement you are hereby retiring as Chairman of M&T and Vice Chairman of M&T Bank effective at the close of business on July 18, 2000. You agree, however, to continue to serve at the pleasure of M&T (unless legally or physically unable) on the Boards of Directors and Executive Committees of M&T and M&T Bank (subject to the by-laws of M&T and M&T Bank) and as a member of the Directors Advisory Council of the Syracuse Division of M&T Bank. You will be entitled to receive your current base salary through July 18, 2000, payable in accordance with M&T Bank's usual payroll practices. You will also be entitled to a lump sum payment for your accrued but unused vacation.

         2. CONTINUED MEDICAL AND LIFE INSURANCE COVERAGE. Until you attain age 65, you will be entitled to continued medical and life insurance benefits on terms and conditions that are at least substantially equivalent to those provided to senior executive officers of M&T from time-to-time, except that you will be required to directly pay your share of premium payments for medical insurance coverage rather than paying such premiums through payroll deductions. Upon and after attaining age 65, you will be entitled to such coverage as is provided to retired employees of M&T under M&T's retiree medical and life insurance plans.

         3. RETIREMENT BENEFITS. Upon your attainment of age 65, you will be entitled to begin receiving from M&T (or one of its affiliates) an annual retirement benefit (the "Retirement Benefit") for your life, equal to the difference between (a) $300,000, and (b) the amount of any benefit payable to you under any tax-qualified or nonqualified defined benefit pension or retirement plans (collectively, the "Retirement Plans"), provided that, in determining the amount of benefits payable to you under the Retirement

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Mr. Robert J. Bennett
July 18, 2000
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Plans, you will be deemed to have received benefit payment under each of the
Retirement Plans in the form of a 50% joint and survivor annuity for your life, with your current spouse as the designated beneficiary. The amount of such joint and survivor annuity payments shall be calculated using the actuarial assumptions used under the applicable plan, or if such plan does not specify the required actuarial assumptions, the actuarial assumptions used under the M&T Bank Corporation Pension Plan. In the event of your death, whether before or after attaining age 65, your current spouse, should she survive you, shall be paid an annual benefit of 50% of the Retirement Benefit for her life. The foregoing is intended to provide you with a total annual defined benefit retirement payment of $300,000 and, in the event of your death, your current surviving spouse with a total annual benefit of $150,000.

              4. VESTING OF STOCK OPTIONS. Upon the effective date of your retirement on July 18, 2000, all outstanding employee stock options you hold covering M&T common stock shall, to the extent not therefore vested and exercisable, become fully vested and may be exercised in accordance with the terms of the applicable option agreements relating to termination of employment by reason of retirement.

              5. EMPLOYMENT AGREEMENT. The Employment Agreement shall remain in effect, except upon your retirement on July 18, 2000, you will no longer be employed by M&T or M&T Bank, and Section 2 (other than subsection 2 (c)) and Sections 3 through 11 of the Employment Agreement shall no longer apply after July 18, 2000, and shall have no legal force or effect notwithstanding anything to the contrary in the Employment Agreement.

              6. This Letter Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

              7. This Letter Agreement shall constitute a part of the Employment Agreement.

If this Letter Agreement correctly sets forth our agreement on the subject matter hereof, please sign and return to M&T the enclosed copy of this letter.

                                        Very truly yours,

ROBERT J. BENNETT                       M&T BANK CORPORATION

   /s/ Robert J. Bennett                By: /s/ Ray E. Logan
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                                        Title: Senior Vice President
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